Filed pursuant to Rule 424(b)(3)

Registration No. 333-295273

PROSPECTUS

Enveric Biosciences Inc.

6,822,225 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to an aggregate 6,822,225 shares (the “Shares”) of our common stock, par value $0.01 per share (the “Common Stock”) consisting of (i) 98,000 shares of our Common Stock, (ii) 2,124,223 shares of our Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), (iii) 2,222,223 shares of our Common Stock issuable upon the exercise of outstanding Series I Warrants (the “Series I Warrants”), (iv) 2,222,223 shares of our Common Stock issuable upon the exercise of outstanding Series J Warrants (the “Series J Warrants”), and (v) 155,556 shares of our Common Stock issuable upon the exercise of outstanding placement agent warrants (the “Placement Agent Warrants”, and together with the Pre-Funded Warrants, the Series I Warrants and the Series J Warrants, the “Warrants”) by the selling stockholders named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ transferees, pledgees, donees or successors, the “Selling Stockholders”). The Shares, excluding the shares underlying the Placement Agent Warrants, were acquired by the Selling Stockholders named herein pursuant to a securities purchase agreement, dated April 16, 2026 (the “Purchase Agreement”), by and among us and the parties named therein, in a Private Placement (defined below). The shares underlying the Placement Agent Warrants were acquired by the Placement Agent (defined below) as compensation in the Private Placement. For more information, see “Private Placement of Shares of Common Stock and Warrants” under the heading “Prospectus Summary” in this prospectus.

We are registering the offer and sale of the Shares from time to time by the Selling Stockholders to satisfy the registration rights granted in connection with the issuance of the Shares. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose their Shares.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ENVB.” On April 21, 2026, the last reported sale price for our Common Stock on Nasdaq was $3.37 per share. Our principal executive offices are located at 245 First Street, Riverview II, 18th Floor, Cambridge, MA, 02142, and our telephone number is (617) 444-8400.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. See “Risk Factors” contained on page 3 in this prospectus, as well as any other risk factor and other information contained in any other document that is incorporated by reference herein. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Enveric” “we,” “us,” “our” and “our company” refer to Enveric Biosciences, Inc., a Delaware corporation and its subsidiaries. Our registered trademarks currently used in the United States include Enveric, Enveric Biosciences, Next Generation Mental Health, MagicMed, MagicMed Industries, Psybrary, PsyAI, and our logo. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 3 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, this prospectus and any documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, among others, those statements including the words “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “may,” “plans,” “seeks,” “projects,” “targets,” and “will” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. You should understand that many important factors, in addition to those discussed in this prospectus, the accompanying prospectus and any documents we incorporate by reference, could cause our results to differ materially from those expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national, or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

●	our dependence on the success of our prospective product candidates, which are in early stages of development and may not reach a particular stage in development, receive regulatory approval or be successfully commercialized;

●	potential difficulties that may delay, suspend, or scale back our efforts to advance additional early research programs through preclinical development and investigational new drug (“IND”) application filings and into clinical development;

●	the risk that the cost savings, synergies and growth from our combination with MagicMed Industries Inc. and the successful use of the rights and technologies acquired in the combination may not be fully realized or may take longer to realize than expected;

●	the limited study on the effects of psychedelic-inspired compounds, and the chance that future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing, and social acceptance of psychedelic-inspired compounds;

●	the expensive, time-consuming, and uncertain nature of clinical trials, which are susceptible to change, delays, termination, and differing interpretations;

●	the ability to establish that potential products are efficacious or safe in preclinical or clinical trials;

●	the fact that our current and future preclinical and clinical studies may be conducted outside the United States, and the United States Food and Drug Administration may not accept data from such studies to support any new drug applications we may submit after completing the applicable developmental and regulatory prerequisites;

●	our ability to effectively and efficiently build, maintain and legally protect our molecular derivatives library so that it can be an essential building block from which those in the biotech industry can develop new patented products;

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●	our ability to carry out successful clinical programs;

●	our ability to establish or maintain collaborations on the development of therapeutic candidates;

●	our ability to obtain appropriate or necessary governmental approvals to market potential products;

●	our ability to manufacture product candidates on a commercial scale or in collaborations with third parties;

●	our significant and increasing liquidity needs and potential requirements for additional funding;

●	our ability to obtain future funding for developing products and working capital and to obtain such funding on commercially reasonable terms;

●	our ability to continue as a going concern;

●	legislative changes related to and affecting the healthcare system, including, without limitation, changes and proposed changes to the Patient Protection and Affordable Care Act;

●	the intense competition we face, often from companies with greater resources and experience than us;

●	our ability to retain key executives and scientists;

●	the ability to secure and enforce legal rights related to our products, including intellectual property rights and patent protection;

●	our ability to maintain compliance with Nasdaq’s continued listing requirements;

●	political, economic, and military instability in the Middle East which may impede our development programs;

●	adverse macroeconomic conditions;

●	geopolitical tensions;

●	laws and policies resulting from federal and state governments in the United States and Canada;

●	our success at managing the risks involved in the foregoing.

Other sections of this prospectus and any documents we incorporate by reference describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” in this prospectus and any documents we incorporate by reference are not exhaustive.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

We are a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of patent protected chemical structures, we are advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Our lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT2A and 5-HT1B receptors with the potential to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience.

Our lead program, the EVM301 Series, and its lead drug candidate, EB-003, are intended to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity and without also inducing hallucinations in the patient. EB-003 is a novel derivative of N,N-Dimethyltryptamine. It is currently advancing through preclinical studies with the aim of initiating first-in-human studies to assess safety and tolerability including non-hallucinogenic properties, followed by clinical trials targeting the treatment of depression or other neuropsychiatric disorders.

We intend to assemble a team of clinical experts and principal investigators with experience across multiple mental health and central nervous system indications to be responsible for the management, monitoring, and integrity of the clinical research. We plan to submit filings including IND applications and, eventually, new drug applications (NDAs) to seek approval with the U.S. Food and Drug Administration (FDA) and with responsible regulatory agencies in other jurisdictions, in connection with our product candidates. The selection, timing, duration, and design of any prospective studies are subject to regulatory filings, approval and finalization of commercial plans. Our EB-003 program has completed short-term dose-range finding toxicology studies and is now ready to advance into IND-enabling, GLP compliant safety pharmacology, ADMET and longer-term toxicology studies.

We unveiled an EVM401 Series on February 25, 2025, which is intended to broaden our pipeline with additional non-hallucinogenic molecules and strengthen our ability to target addiction and neuropsychiatric disorders for patients with limited options. While we intend to pursue development of the EVM401 Series, our primary focus is to develop our lead asset EB-003 in the EVM301 Series.

Private Placement of Shares of Common Stock and Warrants

On April 16, 2026, we entered into the Purchase Agreement with certain institutional investors (each, an “Investor” and, together, the “Investors”), pursuant to which we agreed to issue and sell in a private placement (the “Private Placement”) an aggregate of 98,000 shares of our Common Stock, and, in lieu of Common Stock, Pre-Funded Warrants to purchase up to 2,124,223 shares of our Common Stock, in each case accompanied by (i) Series I Warrants to purchase up to 2,222,223 shares of our Common Stock and (ii) Series J Warrants to purchase up to 2,222,223 shares of our Common Stock (the Series I Warrants together with the Series J Warrants, the “Common Warrants”). The shares of Common Stock and the Common Warrants were immediately separable and were issued separately.

The Common Warrants have an exercise price of $2.00 per share. The Series I Warrants were immediately exercisable and have a term of five years from the Effectiveness Date (as defined below). The Series J Warrants were immediately exercisable and have a term of eighteen months from the Effectiveness Date. The Pre-Funded Warrants were exercisable immediately following the closing date of the Private Placement, have an exercise price of $0.001 per share and may be exercised at any time until exercised in full.

In connection with the Private Placement, we entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement under the Securities Act with the SEC covering the resale of the shares of Common Stock issued in the Private Placement and the shares of our Common Stock underlying the Common Warrants and Pre-Funded Warrants no later than 15 calendar days following the date of the Purchase Agreement, and to use best efforts to have the registration statement declared effective by 45 calendar days following the date of the Purchase Agreement, and in any event no later than 75 calendar days following the date of the Purchase Agreement in the event of a “full review” by the SEC (the “Effectiveness Date”).

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the exclusive placement agent in connection with the Private Placement, under an Engagement Letter, dated as of December 8, 2024, as amended on January 14, 2025, June 5, 2025, November 10, 2025, and December 16, 2025 (the “Engagement Letter”). Pursuant to the Engagement Letter, we agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Private Placement, plus a management fee equal to 1.0% of the gross proceeds raised in the Private Placement and reimbursement of certain expenses and legal fees. We also issued to the Placement Agent the Placement Agent Warrants to purchase up to 7.0% of the aggregate number of shares of Common Stock placed in the Private Placement, equating to 155,556 shares of Common Stock. The Placement Agent Warrants have substantially the same terms as the Series I Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.8125 per share.

We have agreed with the Placement Agent to register for resale the shares underlying the Placement Agent Warrants in this registration statement.

Corporate Information

We were incorporated in Delaware in 1994. Our principal corporate office is located at 245 First Street, Riverview II, 18th Floor, Cambridge, Massachusetts, telephone (619) 444-8400. Our internet address is https://www.enveric.com/, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

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SUMMARY OF THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis an aggregate of 6,822,225 shares of Common Stock as detailed below:

Common Stock to be Offered by the Selling Stockholders	Up to 6,822,225 shares of Common Stock consisting of (i) 98,000 shares of our Common Stock; (ii) 2,124,223 shares of our Common Stock issuable upon the exercise of Pre-Funded Warrants; (iii) 2,222,223 shares of our Common Stock issuable upon the exercise of the Series I Warrants; (iv) 2,222,223 shares of our Common Stock issuable upon the exercise of the Series J Warrants and (v) 155,556 shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants.

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares covered hereby by the Selling Stockholders.

Plan of Distribution	The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 7 of this prospectus for additional information on the methods of sale that may be used by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ENVB.”

Risk Factors	Investing in our Common Stock involves significant risks. Before making a decision whether to invest in our Common Stock, please read the information contained in or incorporated by reference under the heading “Risk Factors” on page 3 of this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page 8 of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the Shares offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our Common Stock may decline, and you could lose all or part of your investment.

Risks Related to This Offering and our Common Stock

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

We expect to raise additional capital in the future in order to develop our product candidates, which are in early stages of development. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

To raise additional capital in the future, we may offer additional shares of our Common Stock or other securities that are convertible into or exchangeable for our Common Stock. Such issuances could result in further dilution to investors purchasing our Common Stock in this offering or place downward pressure on our stock price. Future offerings of our Common Stock or other securities may be made at prices either above or below those paid by investors in this offering, and investors participating in such future offerings may be granted rights superior to those of existing stockholders. Furthermore, to the extent we issue options, warrants, or other securities that are convertible into or exchangeable for shares of our Common Stock, the exercise, conversion, or exchange of such instruments could result in additional dilution to our stockholders.

The trading price of our Common Stock could be highly volatile, which could result in substantial losses for purchasers of our Common Stock in this offering. Securities class action or other litigation involving our company or members of our management team could also substantially harm our business, financial condition and results of operations.

Our stock price is volatile. Over the last year, the closing price of our Common Stock ranged from a high of $17.40 per share to a low of $1.79 per share. The stock market in general and the market for smaller pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the public offering price and you may lose some or all of your investment.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for pharmaceutical and biotechnology companies, which have experienced significant stock price volatility in recent years.

We issued a large number of shares of Common Stock and warrants to purchase Common Stock in connection with our recent financing activities. Substantial future sales of such shares of our Common Stock could cause the market price of our Common Stock to decline or have other adverse effects on us.

In connection with our public and private placement financing activities conducted in 2024, 2025, and 2026, we issued a significant number of shares of Common Stock and warrants to purchase Common Stock. The shares issued, as well as the shares underlying such warrants, have been registered either at initial issuance or for public resale. The sale of a substantial number of these shares in the public market, or even the perception that such sales may occur, could depress or cause a significant decline in the market price of our Common Stock. Additionally, such sales, or the anticipation thereof, could adversely affect our ability to raise capital through future equity offerings. We cannot predict with any degree of certainty the impact that such sales, or the perception that they may occur, may have on the prevailing market price of our shares or what other adverse consequences this situation may have on us.

USE OF PROCEEDS

The Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

SELLING STOCKHOLDERS

The Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon exercise of the Warrants. For additional information regarding the issuances of the Shares, see “Private Placement of Shares of Common Stock and Warrants” above. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except for the ownership of the Shares, the Selling Stockholders have not had any material relationship with us within the past three years.

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The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Common Stock and warrants, as of April 20, 2026, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the Shares being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the Registration Rights Agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of Common Stock issued to the Selling Stockholders in the “Private Placement of Shares of Common Stock and Warrants” described above and (ii) the maximum number of shares of Common Stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of April 20, 2026, are counted as outstanding for computing the percentage of the Selling Stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Stockholder.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise (each such limitation, a “Beneficial Ownership Limitation”), excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

Name of Selling	Shares Beneficially Owned Prior to this		Maximum Number of Shares Being Offered Pursuant to this	Shares Beneficially Owned After this Offering
Stockholder	Offering		Prospectus	Number	Percent(1)
Armistice Capital, LLC(2)	5,000,001	(3)	5,000,001	0	-
Intracoastal Capital, LLC(4)	1,249,230	(5)	999,999	249,231	2.8%
Iroquois Master Fund, Ltd.(6)	466,668	(7)	466,668	0	-
Iroquois Capital Investment Group, LLC(8)	200,001	(9)	200,001	0	-
Augustus Trading, LLC(10)	133,648	(11)	99,750	33,898	*
Noam Rubinstein(12)	73,256	(13)	49,000	24,256	*
Wilson Drive Holdings LLC(14)	7,854	(15)	5,250	2,604	*
Charles Worthman(12)	2,327	(16)	1,556	771	*

*Less than 1.0%

(1)	Based on 8,709,760 shares of Common Stock, consisting of 1,985,535 shares of Common Stock outstanding as of April 20, 2026 (which includes the 98,000 shares of Common Stock issued in the Private Placement) and 6,724,225 shares of Common Stock underlying the Warrants (assuming the full exercise of the Warrants).

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(2)

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.

(3)	Consists of 1,666,667 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 3,333,334 shares of Common Stock issuable upon the exercise of Common Warrants issued in connection with the Private Placement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Common Warrants are subject to a 4.99%, whereas the Pre-Funded Warrants are subject to a 9.99%, Beneficial Ownership Limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach FL, 33483.

(5)	Consists of 1,249,230 shares of Common Stock issuable upon the exercise of outstanding warrants, including 333,333 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 666,666 shares of Common Stock issuable upon the exercise of Common Warrants issued in connection with the Private Placement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Common Warrants are subject to a 4.99%, whereas the Pre-Funded Warrants are subject to a 9.99%, Beneficial Ownership Limitation.

(6)

Iroquois Capital Management, LLC, is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Iroquois Capital Management, LLC, has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management, LLC, and IMF. The registered address of IMF is 18 Forum Lane, 2nd Floor, Camana Bay, Grand Cayman KY1-1003, Cayman Islands.

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(7)

Consists of (i) 68,600 shares of Common Stock issued in connection with the Private Placement; and (ii) 86,956 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 311,112 shares of Common Stock issuable upon the exercise of Common Warrants issued in connection with the Private Placement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Warrants are subject to a 4.99% Beneficial Ownership Limitation, provided that upon at least 61 days prior notice to us, the Selling Stockholder may increase such limitation up to a maximum of 9.99%.

(8)	The Common Stock and other securities are held by Iroquois Capital Investment Group, LLC (“ICIG”). Richard Abbe, as Managing Partner of ICIG, may also be deemed to have voting and investment control over the securities reported herein that are held by ICIG. The address of ICIG is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(9)	Consists of (i) 29,400 shares of Common Stock issued in connection with the Private Placement; and (ii) 37,267 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 133,334 shares of Common Stock issuable upon the exercise of Common Warrants issued in connection with the Private Placement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Warrants are subject to a 4.99% Beneficial Ownership Limitation, provided that upon at least 61 days prior notice to us, the Selling Stockholder may increase such limitation up to a maximum of 9.99%.

(10)	The registered business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities.

(11)	Consists of 133,648 shares of Common Stock issuable upon the exercise of outstanding warrants, including 99,750 shares of Common Stock issuable upon the exercise of Placement Agent Warrants issued as compensation in connection with the Private Placement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Warrants are subject to a 4.99% Beneficial Ownership Limitation, provided that upon at least 61 days prior notice to us, the Selling Stockholder may increase such limitation up to a maximum of 9.99%.

(12)

The Selling Stockholder is affiliated with the Placement Agent, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. The Placement Agent acted as our placement agent in the Private Placement. The Selling Stockholder has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(13)

Consists of 73,256 shares of Common Stock issuable upon the exercise of outstanding warrants, including 49,000 shares of Common Stock issuable upon the exercise of Placement Agent Warrants issued as compensation in connection with the Private Placement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Warrants are subject to a 4.99% Beneficial Ownership Limitation, provided that upon at least 61 days prior notice to us, the Selling Stockholder may increase such limitation up to a maximum of 9.99%.

(14)

The securities are held by Wilson Drive Holdings LLC with a registered address of 600 Lexington Avenue, 32nd Floor, New York, NY 10022. Craig Schwabe is the managing member Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(15)

Consists of 7,854 shares of Common Stock issuable upon the exercise of outstanding warrants, including 5,250 shares of Common Stock issuable upon the exercise of Placement Agent Warrants issued as compensation in connection with the Private Placement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Warrants are subject to a 4.99% Beneficial Ownership Limitation, provided that upon at least 61 days prior notice to us, the Selling Stockholder may increase such limitation up to a maximum of 9.99%.

(16)	Consists of 2,327 shares of Common Stock issuable upon the exercise of outstanding warrants, including 1,556 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants issued as compensation in connection with the Private Placement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s Warrants are subject to a 4.99% Beneficial Ownership Limitation, provided that upon at least 61 days prior notice to us, the Selling Stockholder may increase such limitation up to a maximum of 9.99%.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the shares of our Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block;
●	as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2025, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as stated in their report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended December 31, 2024, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the SEC’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website enveric.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 27, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 28, 2026, February 6, 2026, and April 20, 2026; and

●	the description of our Common Stock contained in our Form 8-A12B, filed with the Commission on November 9, 2017 (File No. 001-38286), amended and supplemented by the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and any amendment or report filed with the Commission for purposes of updating such description.

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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been terminated). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Enveric Biosciences, Inc.
245 First Street, Riverview II, 18th Floor

Cambridge, MA, 02142
Telephone (617) 444-8400
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://www.enveric.com/investors/filings/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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6,822,225 shares of Common Stock

PROSPECTUS

April 29, 2026